UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2017

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events

The information included in Exhibit 99.1 (the “Tax Exhibit”) to this Current Report on Form 8-K provides a summary of additional material federal income tax considerations relevant to an investment in equity securities of Federal Realty Investment Trust (the “Company”). The information in the Tax Exhibit amends in part the discussion under the heading “Material Federal Income Tax Considerations” contained in or incorporated by reference into prospectuses, and the discussion under the heading “Additional Material Federal Income Tax Considerations” contained in any prospectus supplement, filed by the Company under the Securities Act of 1933 prior to the date of this Current Report on Form 8-K, and the Tax Exhibit shall be deemed incorporated by reference into each such registration statement.

On August 2, 2017, we closed our previously announced joint venture with Primestor Development Inc. We hold an approximate 90% interest in the venture which owns a 100% interest in five community shopping centers and one center under development, plus a 25% minority interest in a seventh shopping center. These seven properties total over 1.3 million square feet on 114 acres of urban land with tenants such as Ross Dress for Less, Marshalls, and Kroger’s Food 4 Less. Our investment in the venture is approximately $345 million which includes a $20 million commitment to complete the redevelopment of one of the centers.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Additional Material Federal Income Tax Considerations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	August 4, 2017	By:	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary